Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated December 12, 1997, which appears on page F-1 of Agri-Nutrition Group Limited's Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
March 5, 1998